EMPLOYMENT AGREEMENT


                  This AGREEMENT, made this 1st day of January, 1997, by and between CONSOLIDATED HYDRO, INC. (the "Company"), a Delaware corporation with its principal office at Stamford Towers, 680 Washington Boulevard, Stamford, CT 06901, and Michael I. Storch ("Executive"), an individual residing at 169 Mill Brook Road, Stamford, CT 06902.

                  WHEREAS, the Company and Executive wish to enter into an employment agreement whereby Executive will be employed by the Company in accordance with the terms and conditions stated below;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                  1. Employment. The Company agrees to employ Executive, and
                     ----------
Executive agrees to enter the employ of the Company, for the period stated in
Section 3 hereof and upon the other terms and conditions herein provided.

                  2. Position and Responsibilities. The Company agrees to employ
                     -----------------------------
Executive in the position of Executive Vice President, Strategy and Corporate Development and Executive agrees to serve for the term and on the conditions hereinafter set forth. Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Chief Executive Officer of the Company, the Company's Board of Directors, or by their respective designees.

                  3. Term and Duties.
                     ---------------
                  (a) Term of Employment. This Agreement shall become effective and the terms of employment pursuant to this Agreement shall commence on January 1, 1997, and will continue through June 30, 1999 unless earlier terminated in accordance with the provisions hereof; provided, however, that, unless the Company shall have delivered to Executive written notice of its intent not to renew this Agreement prior to July 1, in any year, commencing with July 1, 1998, the term of this Agreement shall be extended by twelve months from the then effective expiration date.

                  (b) Duties. During the period of his employment hereunder Executive shall serve the Company as its Executive Vice President, Strategy and Corporate Development and shall also serve as the President and Chief Executive Officer of the Company's wholly-owned subsidiary. CHI Power Marketing, Inc. ("CHIPMI"), and except for illnesses, vacation periods, and reasonable leaves of absence, Executive shall devote all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder;

provided, however, that with the approval of the Chief Executive Officer of the Company, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Chief Executive Officer of the Company's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement.

                  So long as Executive is Executive Vice President, Strategy and Corporate Development of the Company, he will discharge all duties incidental to such office and such further duties as may be reasonably assigned to him from time to time by the Chief Executive Officer of the Company, the Company's Board of Directors, or by their respective designees. Subject to the authority of the Company's Board of Directors, Executive shall participate in various corporate activities including, but not limited to, selected corporate financing, capital sourcing, transaction structuring, business development and strategic planning activities, including the origination, negotiation, implementation and transaction of such activities, as directed by the Company's Chief Executive Officer or his designee and, with respect to CHIPMI, shall be responsible for, inter alia, the day-to-day general management of all present and future businesses of CHIPMI, its operating units and subsidiaries, if any; coordinating CHIPMI's interface with the Company; sourcing CHIPMI's capital and overseeing the development and implementation of CHIPMI's power marketing and power trading activities, including those activities necessary to support the value enhancement of the Company, it being understood that particularly because power marketing and power trading are new business areas for the Company, and in light of the considerations and risks inherent in any business development effort, it is expected that Executive's responsibilities with respect to both the

Company and CHIPMI will change over time, but will continue to be significant responsibilities, reflective of Executive's senior position with the Company.

                  4. Compensation and Reimbursement of Expenses.
                     ------------------------------------------
                  (a) Salary. For all services rendered by Executive as Executive Vice President, Strategy and Corporate Development during his employment under this Agreement, the Company shall pay Executive as compensation a salary at the rate of $249,900 per year. Executive's salary shall be reviewed on June 30, 1997, and at least annually thereafter during the term of this agreement. Such review shall be conducted by the Board of Directors of the Company, or a committee designated by the Board of Directors, and such Board or committee may increase said salary. (The salary payable to Executive in any fiscal year is referred to herein as the "Base Salary" for such fiscal year.)

                  (b) Incentive Compensation. For each fiscal year, commencing with the fiscal year ending June 30, 1997, the Company shall pay Executive an incentive bonus determined, at the discretion of the Board of Directors, upon the achievement of certain goals and objectives to be agreed upon from time to time by Executive and the Chief Executive Officer of the Company or his designee. Such bonuses shall be payable upon completion of the annual audit of the Company for the applicable year.

                  (c) Equity Plan. It is the current intention of the Board of Directors of the Company to adopt an equity plan for the Company's management as part of the Company's plan of restructuring. It is the Board's current intention, should such a plan be adopted, that options relating to the Company's common stock would be granted to the management of the Company upon completion of such restructuring, and that options would be awarded to the Executive, should he still be employed hereunder at such time.

                  (d) Reimbursement of Expenses. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with a private office, private secretary, and such other assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties.

                  5. Participation in Benefit Plans. The payments provided in
                     ------------------------------
Sections 4 and 6 hereof are in addition to any benefits Executive is entitled to under group hospitalization, health, dental care, disability insurance, surety bond, death benefit plan, travel and/or accident insurance, other allowance and/or executive compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted or non-restricted stock purchase plan, stock option plan, retirement income or pension plan, or other present or future group employee benefit plan or program of the Company for which key executives are or shall become eligible, and Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent period for which he shall be entitled to receive payment from the Company under Section 6(a) or Section 7(b) below, all benefits and employments for which key executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

                  6. Benefits Payable Upon Disability or Death.
                     -----------------------------------------

                  (a) Disability Benefits. In the event of the disability of Executive, the Company shall, subject to Section 9 hereof, continue to pay Executive the monetary compensation and provide the other benefits provided in
Section 4 hereof during the period of his disability for the remainder of the term of this Agreement, except that after the date of Executive's disability (i) Executive shall not be entitled to payment of any further bonuses under Section 4(b), and (ii) no further options or other awards shall be granted Executive under Section 4(c) or shall vest, unless the plan or agreement under which such options or awards are granted provides otherwise. To the extent that disability insurance is available on Executive, the Company shall be permitted to purchase and pay for such insurance. Receipt by Executive of such disability benefits shall reduce by such amount the obligation of the Company set forth in the preceding sentence.

                  As used in this Agreement, the term "disability" shall mean the complete inability of Executive to perform his duties under this Agreement as determined by an independent physician selected by the Company with the approval of Executive.

                  (b) Death Benefits. In the event of the death of Executive during a period of disability or otherwise during the term of this Agreement, the Company shall pay, or cause to be paid, to Executive's designated beneficiary or beneficiaries or legal representatives the payments set forth in
Section 7(b) below.

                  7. Payments to Executive Upon Termination of Employment.
                     ----------------------------------------------------

                  (a) Termination. Upon the death of Executive or the occurrence of an event of termination (as hereinafter defined) during the period of Executive's employment under this Agreement, the provisions of this Section 7(a) and Section 7(b) shall apply. As used in this Agreement, an "event of termination" shall mean and include any one or more of the following:

                  (i) The termination by the Company of Executive's full-time employment hereunder for any reason other than pursuant to Section 7(c) or as a result of a material breach by Executive of this Agreement; or

                  (ii) Executive's resignation from the Company's employ, pursuant to:

                           A. a material change by the Company in Executive's
                  function, duties or responsibilities, which change would cause Executive's position with the Company to become one of less dignity, responsibility, importance or scope from the position and attributes as described in Section 2 above, and any such material change shall be deemed a continuing breach of this Agreement;

                           B. any liquidation, dissolution, consolidation or
                  merger of the Company which results in a change of control of the Company or transfer of all or substantially all of its assets;

                           C. failure to elect, re-elect or to appoint Executive
                  to the office of Executive Vice President, Strategy and Corporate Development;

                           D. other material breach of this Agreement
                  by the Company.

                  Upon the occurrence of any event described in clauses (A),
         (B), (C) or (D) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation, upon not less than thirty (30) days' prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, three (3) calendar months after the event giving rise to said right to elect.

                  (b) Continuation of Salary. Upon the death of Executive or the occurrence of an event of termination under Section 7(a), the Company shall, subject to the provisions of Section 9 below, monthly for the duration of the Severance Period, as defined below, pay Executive, or in the event of subsequent death, his beneficiary or beneficiaries or his estate, as the case may be, as severance pay or liquidated damages, or both, the monthly Base Salary paid to Executive at the time of termination of his employment (the "Severance Payments"); shall continue to provide the other benefits provided for in Sections 5 and 6 hereof for a period of twelve months from the date of the event of termination; and shall continue to provide the benefits provided for in
Section 4(d) for a period of six months from the date of such event of termination. For purposes of this Agreement, the "Severance Period" shall commence on the date of termination of Executive's employment with the Company and expire on the earlier of (i) the date Executive obtains subsequent employment, and (ii) the later of (A) the second anniversary of the date of termination of Executive's employment with the Company and (B) the expiration of the term of this Agreement. Absent an election as described in the next sentence, the Severance Payments shall commence on the last day of the month in which the event of termination occurs; provided, that the first such payment shall be reduced by the amount of any Base Salary received by Executive for the portion of such month prior to the event of termination. If within 30 days of the event of termination Executive (or, in the case of his death or incapacity, his beneficiary or legal representative) so elects by written notice to the Company, the Severance Payments shall be paid by the Company, in lieu of the monthly payments described above, in a single lump sum as soon as practicable after the date of such election. Such lump sum payment shall be in an amount equal to the sum of the monthly Severance Payments that would have been paid under this Section but for such election (assuming Executive never obtains subsequent employment), discounted to present value using an interest rate of 5%, and reduced by the amount of any Severance Payments received by Executive prior to the date of such lump sum payment.

                  (c) Other Termination of Employment. Notwithstanding Sections 7(a) and (b) or any other provision of this Agreement to the contrary, if on or after the date of this Agreement and prior to the end of the term hereof:

                  (i) Executive has been convicted of any crime or offense constituting a felony under applicable law, including, without limitation, any act of dishonesty such as embezzlement, theft or larceny;

                  (ii) Executive shall act or refrain from acting in respect of any of the duties and responsibilities which have been assigned to him in accordance with this Agreement and the Board of Directors of the Company determines that such action or inaction constituted gross negligence or a willful act of malfeasance or misfeasance of Executive in respect of such duties;

                  (iii) Executive shall breach any material term of this Agreement and shall fail to correct such breach within ten days (or such longer period of time, not exceeding 90 days, as Executive shall in good faith and the exercise of reasonable efforts require to cure such breach) after Executive's receipt of notice from the Company of such breach; or

                  (iv) any willful or continuous neglect of or refusal to perform Executive's duties or responsibilities or the willful taking of actions which directly and materially impair Executive's ability to perform his duties and responsibilities hereunder which continues after detailed written notice thereof has been given to Executive;

then, and in each such case, the Company shall have the right to give notice of termination of Executive's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice and this Agreement (other than the provisions of Sections 8 and 9 hereof) shall terminate on such date. In the case of any such termination, Executive shall be entitled to Base Salary accrued through the date of termination, and to no further compensation or benefits hereunder.

                  8. Duties Upon Termination. Executive agrees that he will,
                     -----------------------
upon termination of his employment with the Company for any reason whatsoever, deliver to the Company any and all records, forms, contracts, memoranda, work papers, lists of names or other customer data and any other articles or papers which have come into his possession by reason of his employment with the Company or which he holds for the Company, irrespective of whether or not any of said items were prepared by him, and he shall not retain memoranda or copies of any of said items.

                  9. Post-Termination Obligations. All payments and benefits to
                     ----------------------------
Executive under this Agreement shall be subject to Executive's compliance with the following provisions during the Compliance Period, as defined in Section 9(b) below.

                  (a) Confidential Information and Competitive Conduct. Executive shall not, to the detriment of the Company, disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company, its subsidiaries or affiliates, or to any businesses operated by them, including, without limitation, any customer lists; and Executive confirms that such information constitutes the exclusive property of the Company. Executive shall not otherwise act or conduct himself to the material detriment of the Company, its subsidiaries or affiliates, or in a manner which is inimical or contrary to the interests thereof, and shall not, directly or indirectly, engage in, enter the employ of or render any service to any person, firm or business within the United States or Canada in competition with any part of the business being conducted by the Company; provided, however, that Executive's ownership of less than 5 percent of the outstanding stock of a corporation (other than a corporation engaged primarily in a business that directly competes with the Company) shall not by itself be deemed to constitute such competition. Executive recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this Section 9(a) are required for the reasonable protection of the Company and its investments.

                  (b) Compliance Period. For purposes of this Agreement, the "Compliance Period" shall commence on the effective date of this Agreement under Section

         3(a). If an event of termination under Section 7(a) hereof occurs prior to the expiration of the term of this Agreement, the Compliance Period shall end: (i) if Executive elects to receive Severance Payments in lump sum form under Section 7(b), on the second anniversary of the termination of Executive's employment; and (ii) otherwise, on the later of (A) the expiration of six months from the date of termination of Executive's employment, and (B) the end of the period for which Executive is entitled to receive Severance Payments. If Executive's employment by the Company is terminated in accordance with Section 7(c) hereof prior to the expiration of the term of this Agreement, the Compliance Period shall end on the later of the expiration of the term of this Agreement and the first anniversary of the termination of Executive's employment. In all cases other than those described in the two preceding sentences, the Compliance Period shall end on the expiration of the term of this Agreement.

                  (c) Failure of Executive to Comply. If for any reason other than death or disability, Executive shall, without written consent of the Company, fail to comply with the provisions of Section 9(a) above, his rights to any future payments or other benefits hereunder shall terminate, and the Company's obligations to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of Section 9(a) above shall be deemed to have occurred unless and until Executive receives written notice from the Company, specifying the conduct alleged to constitute such failure, and Executive has thereafter continued to engage in such conduct after a reasonable opportunity and a reasonable period to refrain from such conduct. In no event shall Executive be under any obligation to repay the Company any amounts theretofore paid him hereunder.

                  (d) Remedies. Executive agrees that monetary damages would not be adequate compensation for any loss incurred by the Company by reason of a breach of the provisions of Sections 8 and 9 of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  10. Effect of Prior Agreements. This Agreement contains the
                      --------------------------
entire understanding between the parties hereto and, upon effectiveness of this Agreement pursuant to Section 3(a) hereof, supersedes all prior employment agreements between the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided in this Agreement.

                  11. General Provisions.
                      ------------------

                  (a) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of Executive and the Company and their respective permitted successors and assigns.

                  (b) Legal Expenses. In the event that Executive incurs legal expenses in contesting any provision of this Agreement and such contest results in a determination that the Company has breached any of its obligations hereunder, Executive shall be reimbursed by the Company for such legal expenses.

                  12. Successors and Assigns.
                      ----------------------

                  (a) Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the successor and assigns of the Company and, unless clearly inapplicable, reference herein to the Company shall be deemed to include its successors and assigns.

                  (b) Assignment by Executive. Executive may not assign this Agreement in whole or in part.

                  13. Modification and Waiver.
                      -----------------------

                  (a) Amendment of Agreement. Except for increases in compensation made as provided in Section 4(a), this Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

                  (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  14. Beneficiaries. This Agreement shall be for the express
                      -------------
benefit of the Company, Executive and, for so long as The Morgan Stanley Leveraged Equity Fund II, L.P. or its successor ("MSLEFII") or Madison Group, L.P. ("MGLP") shall be a holder of equity of the Company, MSLEFII or MGLP, as the case may be.

                  15. Severability. In the event any provision of this Agreement
                      ------------
or any part hereof is held invalid, such invalidity shall not affect any remaining part of such provision or any other provision, and to this end, the provisions of this Agreement are intended to be and shall be deemed severable. If any court construes any provision of this Agreement to be illegal, void or unenforceable because of the duration or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  16. Withholding. Employer may withhold from any amounts
                      -----------
payable under this Agreement such taxes and governmentally required withholdings as may be required to be withheld pursuant to any applicable law or regulation.

                  17. Governing Law.  The parties hereto intend
                      -------------
that this Agreement shall be governed by the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, all as of the day and year first above written.

                                             CONSOLIDATED HYDRO, INC.



                                             By: /s/ James T. Stewart
                                                     ---------------------------
                                                     James T. Stewart



                                             Its:  Chief Executive Officer



                                             /s/ Michael I Storch
                                                 -------------------------------
                                                 Michael I. Storch

NYFS10...:\84\38684\0003\1924\AGR9257P.290